UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Exchange Agreement

On July 9, 2010, Jazz Technologies, Inc. (the “Company”), together with its domestic subsidiaries and its parent, Tower Semiconductor Ltd. (“Tower”), entered into an exchange agreement (the “Exchange Agreement”) with certain holders (the “Participating Holders”) holding approximately $79.6 million principal amount of the Company’s outstanding 8% senior convertible notes due 2011(the “Old Notes”).  Under the Exchange Agreement, the Participating Holders will exchange their Old Notes for approximately $93.6 million in aggregate principal amount of newly-issued 8% senior notes of the Company due 2015 (the “New Notes”) and warrants  to purchase approximately 25.3 million ordinary shares of Tower (the “Tower Warrants”).  Consummation of the transactions contemplated by the Exchange Agreement, which is subject to routine closing conditions, is anticipated to occur by July 30, 2010. Upon consummation of the transactions, approximately $43.7 million in aggregate principal amount of Old Notes will continue to remain outstanding.  The Old Notes are convertible into Tower ordinary shares at a price of $4.07 per share, subject to adjustment as set forth in the indenture for the Old Notes.

The Indenture and the New Notes

The New Notes will be issued at closing and will be governed by an indenture (the “Indenture”) among the Company, its domestic subsidiaries as guarantors and U.S. Bank National Association, a national banking association, as trustee.

Interest on the unpaid principal amount of the New Notes will accrue from the closing date at a rate of 8.0 percent per annum. Interest is payable semiannually on June 30 and December 31 of each year commencing on December 31, 2010.  The New Notes will mature on June 30, 2015, at which time principal and any accrued and unpaid interest will become due and payable.

The New Notes will be senior unsecured obligations of the Company, rank on parity in right of payment with all other senior indebtedness of the Company including the Old Notes, and will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The New Notes shall rank senior to all future indebtedness of the Company to the extent the future indebtedness is expressly subordinated to the New Notes. The New Notes will be jointly and severally guaranteed on a senior unsecured basis by the Company’s domestic subsidiaries.

Beginning July 1, 2013, the Company may redeem some or all of the New Notes for cash at a redemption price equal to par plus accrued and unpaid interest plus a redemption premium equal to 4% if redemption occurs prior to July 1, 2014 and 2% if redemption occurs between July 1, 2014 and prior to maturity.

Holders of the New Notes will be entitled, subject to certain conditions and restrictions, to require the Company to repurchase the New Notes at par plus accrued interest and a 1% redemption premium in the event of certain change of control transactions.

The Indenture contains certain covenants including covenants restricting the Company’s ability and the ability of its subsidiaries to, among other things, incur additional debt, incur additional liens, make specified payments and make certain asset sales.

If there is an event of default on the New Notes, all of the New Notes may become immediately due and payable, subject to certain conditions set forth in the indenture.  An event of default under the Indenture will occur if the Company (or in some cases certain of its subsidiaries)  (i) is delinquent in making certain payments under the New Notes, (ii) engages in a merger, consolidation or sale of substantially all of the Company’s assets, except as permitted by the Indenture, (iii) fails to deliver certain required notices under the New Notes, (iv) fails, following notice, to cure a breach of any other default under the New Notes or Indenture, (v) incurs certain events of default with respect to other indebtedness, (vi) is subject to certain bankruptcy proceedings or orders or (vii) fails to pay certain judgments.  An event of default will also occur upon the occurrence of certain events relating to the guarantees of the New Notes.

If certain governmental approvals required for the issuance of the Tower Warrants are not obtained within 60 days after closing, the New Notes will accrue additional interest at an annual rate of 2% for the next 120 days and 4.5% thereafter, until such approvals are obtained or an opinion of counsel that such approvals are not required is provided to the trustee.  If such approvals or opinion of counsel are not obtained by the one-year anniversary of the issue date, the additional interest will continue to accrue on the New Notes through maturity.

The Warrants

The Warrants will be issued at closing and will be governed by a Warrant Agreement (the “Warrant Agreement”) between Tower and American Stock Transfer & Trust Company, LLC, as warrant agent. The Warrants, which will be designated as Series J Warrants, will be exercisable until the fifth anniversary of the issue date at an exercise price of $1.70 per share, which represents a 20% premium over the average of the volume weighted average prices for the ordinary shares for the 15 trading days preceding execution of the Exchange Agreement.

Registration Rights Agreement

On or prior to closing, the Company will enter into a Registration Rights Agreement with the Participating Holders pursuant to which the Company shall agree to use commercially reasonable efforts to file and cause to be declared effective a registration statement under the Securities Act of 1933 (as amended, the “Securities Act”) covering an offer to the holders of the New Notes to exchange the New Notes for newly-issued notes of the Company on terms identical to the New Notes (except that such newly-issued notes will not be subject to restrictions on transfer).  If the offer is not completed within 180 days of the closing date, the annual interest rate applicable to the New Notes will increase by 1% for so long as the failure continues or until such earlier date as the New Notes become freely tradable under the Securities Act.

The offer and sale of the New Notes, Warrants and shares underlying the Warrants have not been registered under the Securities Act or any state securities laws and, and unless so registered such securities may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 7.01                      Regulation FD Disclosure.

On July 11, 2010, Tower issued a press release announcing the exchange. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release issued by TowerJazz dated July 11, 2010

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: July 11, 2010	By:	/s/ SUSANNA H. BENNETT
Susanna H. Bennett
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by TowerJazz dated July 11, 2010